As filed with the Securities and Exchange Commission on June 23, 2023

Registration No. 333-270985
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

Amendment No. 2 to
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Compugen Ltd.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Azrieli Center
26 Harokmim Street
Building D
Holon 5885849, Israel
+972-3-765-8585
(Address and telephone number of Registrant’s principal executive offices)
___________________

Compugen USA, Inc.
225 Bush Street, Suite 348
San Francisco, CA 94104
Phone: 415-373-0556
Fax: 415-373-0776
(Name, address, and telephone number of agent for service)
___________________

Copies to:

Alberto Sessa Chief Financial Officer Compugen Ltd. Azrieli Center 26 Harokmim Street Building D Holon 5885849, Israel Phone: +972-3-765-8585 Fax: +972-3-765-8555	Daniel I. Goldberg Eric Blanchard Cooley LLP 55 Hudson Yards New York, New York 10001-2157 Tel: 212-479-6000 Fax: 212-479-6275	Shelly Blatt Zak Ivor Krumholtz Shibolet & Co., Law Firm Tou Towers Yitzhak Sadeh 4 Tel Aviv-Yafo 6777504, Israel Tel: +972-3-307-5000 Fax: +972-3-777-8444

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Compugen Ltd. is filing this Amendment No. 2 (this “Amendment No. 2”) to its registration statement on Form F-3 (File No. 333-270985) previously filed on March 30, 2022, as amended on April 14, 2022, as an exhibit-only filing solely to file an updated (i) consent of Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global), filed herewith as Exhibit 23.1 (the “Consent”), and (ii) filing fee table, filed herewith as Exhibit 107 (the “Filing Fee Table”). Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature pages to the Registration Statement, the Consent filed herewith as Exhibit 23.1 and the Filing Fee Table filed herewith as Exhibit 107. The remainder of the Registration Statement is unchanged and has been omitted from this Amendment No. 2.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement.

1.2*
Sales Agreement, dated January 31, 2023, by and between the Company and SVB Securities LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Report on Form 6-K filed with the SEC on January 31, 2023 (File No. 000-30902)).

4.1*	Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1/A filed with the SEC on August 2, 2000 (File. No 333-12316)).

4.2*	Form of Indenture between the Registrant and one or more trustees to be named.

4.3**	Form of Debt Securities.

4.4*	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 6-K filed with the SEC on June 19, 2018 (File No. 000-30902)).

4.5**	Form of Warrant.

4.6**	Form of Unit Agreement.

5.1*	Opinion of Shibolet & Co., Law Firm.

5.2*	Opinion of Cooley LLP.

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2*	Consent of Shibolet & Co., Law Firm (included in Exhibit 5.1 to this registration statement on Form F-3).

23.3*	Consent of Cooley LLP (included in Exhibit 5.2).

24.1*	Power of Attorney (included on signature page).

25.1+	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

107	Filing Fee Table.
_____________
* Previously filed.
** To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
+ To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Holon, State of Israel, on June 23, 2023.

COMPUGEN LTD.
By:	/s/ Anat Cohen-Dayag
	Name:	Anat Cohen-Dayag, Ph.D.
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Anat Cohen-Dayag	President, Chief Executive Officer and Director (principal executive officer)	June 23, 2023
Anat Cohen-Dayag, Ph.D.

/s/ Alberto Sessa	Chief Financial Officer (principal financial and accounting officer)	June 23, 2023
Alberto Sessa

/s/ *	Chairman of the Board	June 23, 2023
Paul Sekhri

/s/ *	Director	June 23, 2023
Mathias Hukkelhoven, Ph.D.

/s/ *	Director	June 23, 2023
Gilead Halevy

/s/ *	Director	June 23, 2023
Kinneret Livnat Savitzky, Ph.D.

/s/ *	Director	June 23, 2023
Sanford Zweifach

/s/ *	Director	June 23, 2023
Eran Perry
* By: /s/ Anat Cohen-Dayag Anat Cohen-Dayag Attorney-in-Fact		June 23, 2023

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Compugen USA, Inc., the duly authorized representative in the United States of Compugen Ltd., has signed this Amendment No. 2 to the Registration Statement on June 23, 2023.

COMPUGEN USA, INC.

By:	/s/ Julia Decker
	Name:	Julia Decker
	Title:	Treasurer and Director of Finance of Compugen USA, Inc.